Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information presented below consists of an unaudited pro forma condensed consolidated balance sheet as of September 30, 2021 and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2021 and for the three years ended December 31, 2020, 2019 and 2018. The unaudited pro forma condensed consolidated financial information presented below has been derived from the historical annual and interim condensed consolidated financial statements of Vector Group Ltd. (the “Company”) and the historical annual and interim condensed combined consolidated financial statements of Douglas Elliman Inc (“Douglas Elliman”). The Company’s financial information is based on its Form 10-Q for the quarterly period ended September 30, 2021 as well as its Form 10-K for the annual period ended December 31, 2020. Douglas Elliman’s financial information is based on its Registration Statement on Form S-1 filed on December 7, 2021 (Reg. No. 333-261523), as subsequently amended on December 10, 2021 (the “Douglas Elliman Registration Statement”).

The following unaudited pro forma condensed consolidated financial information has been prepared to reflect adjustments to the Company’s historical financial information to depict the accounting under GAAP for the following transaction accounting adjustments (the “Pro Forma Transactions”):

•

The contribution by the Company to Douglas Elliman of all the assets and liabilities that comprise the real estate services and PropTech investment business previously owned and operated by the Company through its New Valley LLC subsidiary, together with approximately $200 million cash and cash equivalents, net of each of the current and long-term portion of “Notes payable and other obligations,” of Douglas Elliman; and

•

The Company distributed its entire interest in Douglas Elliman to its holders of common stock (including common stock underlying outstanding stock option awards and restricted stock awards). Each holder of Vector common stock (including each holder of outstanding Vector stock option awards and restricted stock awards) received a distribution of one share of Douglas Elliman common stock for every two shares of Vector common stock held or underlying Vector stock option awards and restricted stock awards on the record date; and

•

The impact of, and transactions contemplated by, the Distribution Agreement, Tax Disaffiliation Agreement, Transition Services Agreement and Employee Matters Agreement, as described under the heading “Certain Relationships and Related Party Transactions — Relationship Between Vector and Us After the Distribution” in the Douglas Elliman Registration Statement.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2021 has been prepared giving effect to the Pro Forma Transactions as if the Pro Forma Transactions had occurred as of September 30, 2021. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2021, and for the three years ended December 31, 2020, 2019 and 2018 have been prepared giving effect to the Pro Forma Transactions as if the Pro Forma Transactions had occurred on January 1, 2018.

The unaudited pro forma condensed consolidated financial information presented below should be read in conjunction with the Company’s historical annual and interim condensed consolidated financial statements and corresponding notes thereto included elsewhere in its quarterly and annual reports.

The pro forma financial information does not purport to show the results that would have occurred had such transactions been completed as of the date and for the period presented or which may occur in the future. The unaudited pro forma condensed consolidated financial information constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.

VECTOR GROUP LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET

As of September 30, 2021

(in thousands)

	Vector Group Ltd.	Distribution of Douglas Elliman Inc.	Other Transaction Accounting Adjustments		Pro Forma Vector Group Ltd.
ASSETS:
Current assets:
Cash and cash equivalents	$523,731	$158,804	$66,841	(a)	$298,086
Investment securities at fair value	155,095	—	—		155,095
Accounts receivable - trade, net	46,426	26,531	—		19,895
Inventories	89,774	—	—		89,774
Income taxes receivable, net			(14,910	)(b)	14,910
Other current assets	42,976	33,187	—		9,789

Total current assets	858,002	218,522	51,931		587,549
Property, plant and equipment, net	77,812	40,132	—		37,680
Investments in real estate, net	9,551	—	—		9,551
Long-term investments (includes $38,539 at fair value)	58,411	3,566	—		54,845
Investments in real estate ventures	74,199	1,395	—		72,804
Operating lease right-of-use assets	136,515	124,797	—		11,718
Goodwill and other intangible assets, net	214,701	107,190	—		107,511
Other assets	106,767	38,838	—		67,929

Total assets	$1,535,958	$534,440	$51,931		$949,587

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY:
Current liabilities:
Current portion of notes payable and long-term debt	$12,583	$12,526	$—		$57
Current payments due under the Master Settlement Agreement	131,831	—	—		131,831
Income taxes payable, net	10,291	1,143	9,148	(b)	—
Current operating lease liability	26,305	22,503	—		3,802
Other current liabilities	206,706	83,212	(580	)(a)	124,074

Total current liabilities	387,716	119,384	8,568		259,764
Notes payable, long-term debt and other obligations, less current portion	1,400,880	3,309	—		1,397,571
Non-current employee benefits	66,937	—	—		66,937
Deferred income taxes, net	37,263	143	14,363	(c)	22,757
Non-current operating lease liability	141,671	131,923	—		9,748
Payments due under the Master Settlement Agreement	13,224	—	—		13,224
Other liabilities	61,399	42,984	(4,250	)(d)	22,665

Total liabilities	2,109,090	297,743	18,681		1,792,666

Commitments and contingencies (Note 9)
Stockholders’ deficiency:
Preferred stock, par value $1 per share, 10,000,000 shares authorized	—	—	—		—
Common stock, par value $0.1 per share, 250,000,000 shares authorized, 153,959,427 shares issued and outstanding	15,396	—	—		15,396
Additional paid-in capital	4,488	—	—		4,488
Accumulated deficit	(574,594)	234,817	33,250	(e)	(842,661)
Accumulated other comprehensive loss	(20,302)	—	—		(20,302)

Total Vector Group Ltd. stockholders’ deficiency	(575,012)	234,817	33,250		(843,079)
Non-controlling interest	1,880	1,880	—		—

Total stockholders’ deficiency	(573,132)	236,697	33,250		(843,079)

Total liabilities and stockholders’ deficiency	$1,535,958	$534,440	$51,931		$949,587

VECTOR GROUP LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

For the nine months ended September 30, 2021

(in thousands)

	Vector Group Ltd.	Distribution of Douglas Elliman Inc.	Other Transaction Accounting Adjustments	Pro Forma Vector Group Ltd.
Revenues:
Tobacco*	$895,901	$—	$—	$895,901
Real estate	1,030,038	1,018,912	—	11,126

Total revenues	1,925,939	1,018,912	—	907,027

Expenses:
Cost of sales:
Tobacco*	556,574	—	—	556,574
Real estate	754,468	744,800	—	9,668

Total cost of sales	1,311,042	744,800	—	566,242
Operating, selling, administrative and general expenses	280,982	191,187	7,187 (f)	82,608
Litigation settlement and judgment expense	17	—	—	17
Net gains on sales of assets	(910)	—	—	(910)

Operating income	334,808	82,925	(7,187)	259,070
Other income (expenses):
Interest expense	(85,153)	(25)	—	(85,128)
Loss on extinguishment of debt	(21,362)	—	—	(21,362)
Equity in earnings from investments	1,562	—	—	1,562
Equity in (losses) earnings from real estate ventures	12,405	75	—	12,330
Other, net	7,363	(2,789)	3,252 (d)	6,900

Income before provision for income taxes	249,623	80,186	(3,935)	173,372
Income tax expense	75,592	1,656	21,873 (b)	52,063

Net income	174,031	78,530	(25,808)	121,309
Net loss attributed to non-controlling interest	120	120	—	—

Net income attributed to Vector Group Ltd.	$174,151	$78,650	$(25,808)	$121,309

*	Revenues and cost of sales include federal excise taxes of $322,857 for the nine months ended September 30, 2021.

VECTOR GROUP LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

For the year ended December 31, 2020

(in thousands)

	Vector Group Ltd.	Distribution of Douglas Elliman Inc.	Other Transaction Accounting Adjustments		Pro Forma Vector Group Ltd.
Revenues:
Tobacco*	$1,204,501	$—	$—		$1,204,501
Real estate	798,168	773,987	—		24,181

Total revenues	2,002,669	773,987	—		1,228,682

Expenses:
Cost of sales:
Tobacco*	795,904	—	—		795,904
Real estate	571,241	547,543	—		23,698

Total cost of sales	1,367,145	547,543	—		819,602
Operating, selling, administrative and general expenses	329,524	214,095	8,325	(f)	107,104
Litigation settlement and judgment expense	337	—	—		337
Net gains on sales of assets	(1,114)	—	—		(1,114)
Impairments of goodwill and other intangible assets	58,252	58,252	—		—
Restructuring charges	3,382	3,382	—		—

Operating income	245,143	(49,285)	(8,325)		302,753
Other income (expenses):
Interest expense	(121,541)	(263)	—		(121,278)
Change in fair value of derivatives embedded within convertible debt	4,999	—	—		4,999
Equity in earnings from investments	56,268	—	—		56,268
Equity in (losses) earnings from real estate ventures	(44,698)	30	—		(44,728)
Other, net	(5,456)	3,190	(2,149	)(d)	(6,497)

Income before provision for income taxes	134,715	(46,328)	(10,474)		191,517
Income tax expense	41,777	44	(15,278	)(b)	57,011

Net income	92,938	(46,372)	4,804		134,506
Net loss attributed to non-controlling interest	—	—	—		—

Net income attributed to Vector Group Ltd.	$92,938	$(46,372)	$4,804		$134,506

*	Revenues and cost of sales include federal excise taxes of $461,532 for the year ended December 31, 2020.

VECTOR GROUP LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

For the year ended December 31, 2019

(in thousands)

	Vector Group Ltd.	Distribution of Douglas Elliman Inc.	Other Transaction Accounting Adjustments		Pro Forma Vector Group Ltd.
Revenues:
Tobacco*	$1,114,840	$—	$—		$1,114,840
Real estate	788,871	784,108	—		4,763

Total revenues	1,903,711	784,108	—		1,119,603

Expenses:
Cost of sales:
Tobacco*	771,130	—	—		771,130
Real estate	530,449	526,694	—		3,755

Total cost of sales	1,301,579	526,694	—		774,885
Operating, selling, administrative and general expenses	370,007	260,894	6,640	(f)	102,473
Litigation settlement and judgment expense	990	—	—		990

Operating income	231,135	(3,480)	(6,640)		241,255
Other income (expenses):
Interest expense	(138,448)	(905)	—		(137,543)
Loss on extinguishment of debt	(4,301)	—	—		(4,301)
Change in fair value of derivatives embedded within convertible debt	26,425	—	—		26,425
Equity in earnings from investments	17,000	—	—		17,000
Equity in (losses) earnings from real estate ventures	(19,288)	8,472	—		(27,760)
Other, net	21,305	4,726	(3,157	)(d)	19,736

Income before provision for income taxes	133,828	8,813	(9,797)		134,812
Income tax expense	32,813	354	(2,300	)(b)	34,759

Net income	101,015	8,459	(7,497)		100,053
Net loss (income) attributed to non-controlling interest	(41)	—	—		(41)

Net income attributed to Vector Group Ltd.	$100,974	$8,459	$(7,497)		$100,012

*	Revenues and cost of sales include federal excise taxes of $451,256 for the year ended December 31, 2019.

VECTOR GROUP LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

For the year ended December 31, 2018

(in thousands)

	Vector Group Ltd.	Distribution of Douglas Elliman Inc.	Other Transaction Accounting Adjustments		Pro Forma Vector Group Ltd.
Revenues:
Tobacco*	$1,111,094	$—			$1,111,094
Real estate	759,168	754,089			5,079

Total revenues	1,870,262	754,089	—		1,116,173

Expenses:
Cost of sales:
Tobacco*	787,251	—			787,251
Real estate	505,233	501,497			3,736

Total cost of sales	1,292,484	501,497	—		790,987
Operating, selling, administrative and general expenses	355,513	251,093	3,213	(f),(g)	101,207
Litigation settlement and judgment expense	(1,784)	(2,468)	—		684

Operating income	224,049	3,967	(3,213)		223,295
Other income (expenses):
Interest expense	(203,780)	(53)	—		(203,727)
Loss on extinguishment of debt	(4,066)	—	—		(4,066)
Change in fair value of derivatives embedded within convertible debt	44,989	—	—		44,989
Equity in earnings from investments	3,158	—	—		3,158
Equity in (losses) earnings from real estate ventures	14,446	1,243	—		13,203
Other, net	763	440	—		323

Income before provision for income taxes	79,559	5,597	(3,213)		77,175
Income tax expense	21,552	400	(611	)(b)	21,763

Net income	58,007	5,197	(2,602)		55,412
Net loss (income) attributed to non-controlling interest	98	(1,528)	1,484	(h)	142

Net income attributed to Vector Group Ltd.	$58,105	$3,669	$(1,118)		$55,554

*	Revenues and cost of sales include federal excise taxes of $469,836 for the year ended December 31, 2018.

VECTOR GROUP LTD.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(a)

Reflects cash contributed by the Company to effect the capitalization of Douglas Elliman in connection with the transaction based on cash balances at September 30, 2021. The actual cash contributed by the Company to effect the capitalization of Douglas Elliman for the spin-off was approximately $33,341, which is less than $53,696 shown as a result of cash generated by Douglas Elliman between September 30 and December 29, 2021. Also reflects $13,145 used to satisfy payroll tax withholdings of holders of the Company’s equity awards (stock option and restricted stock) who received Douglas Elliman stock in connection with the spin-off.

(b)

Reflects the change in the provision for income tax expense as a result of the spin-off of Douglas Elliman as a stand-alone corporation. Prior to the spin-off, the Company’s provision included its distributable share of income from Douglas Elliman Realty, LLC which was taxed as a partnership for U.S. income tax purposes. The provision for income taxes was calculated applying a blended statutory tax rate of 28.69% to Douglas Elliman Realty’s income before tax, adjusted for permanent items. The deferred tax impact from changes in Douglas Elliman’s temporary differences was also calculated using a blended statutory tax rate of 28.69%. These rates reflect the blended statutory tax rates in the U.S. as well as the states in which Douglas Elliman Realty, LLC operates. The change resulted in a net income tax receivable position. Therefore, the Company reclassified the amount to income tax receivable.

(c)	Reflects the transfer of differences in financial statement carrying value and income tax basis in the assets of Douglas Elliman.

(d)

Reflects the assumption by the Company of the contingent liability associated with the acquisition of the 29.41% non-controlling interest of Douglas Elliman Realty, LLC in December 2018. The amount represents the change in the fair value of the contingent liability. In connection with the spin-off, the Company assumed such liability.

(e)

Represents the net impact of cash contributed to Douglas Elliman in connection with the transaction as well as adjustments for income taxes and the assumption of the contingent liability associated with the acquisition of the 29.41% non-controlling interest of Douglas Elliman Realty, LLC in December 2018.

(f)

Amounts allocated reflect management’s estimate of expenses of the Company’s corporate headquarters operations that will be paid by Douglas Elliman, as well as reimbursements received pursuant to the Transition Services Agreement between the Company and Douglas Elliman, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 21, 2021.

(g)	Includes $4,300 associated with the acceleration of non-cash stock-based compensation from non-vested restricted stock awards as the date of the Spin-off in accordance ASC 718.

(h)	Represents the non-controlling interest in Douglas Elliman Realty, LLC, which was acquired by the Company in December 2018.